INVESTMENT ADVISORY AGREEMENT
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         INVESTMENT ADVISORY AGREEMENT (the "Agreement"), dated May 8, 2006, between RIC Coinvestment Fund LP (the "Fund"), a Delaware limited partnership, and FIG Advisors LLC (the "Advisor"), a Delaware limited liability company. Except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not defined herein shall have the meanings specified in the Fund's Limited Partnership Agreement, dated May 8, 2006 (the "Partnership Agreement").

         In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

         1. General.

         The Advisor agrees, as more fully set forth herein, to act as a investment advisor to the Fund with respect to the investment of the Fund's assets and to supervise and arrange the purchase of securities for and the sale of securities held in the investment portfolio of the Fund.

         2. Duties and Obligations of the Advisor.

                  (a) Subject to the succeeding provisions of this section and subject to the direction and control of the Board of Directors of the Fund (the "Board of Directors"), the Advisor shall (i) act as investment advisor for and supervise and make recommendations with respect to the investment of the Fund's assets, subject to the Fund's restrictions and limitations on investments as set forth in the Partnership Agreement, and shall research, make recommendations with respect to purchasing and selling securities and other assets for the Fund and vote, exercise consents and exercise all other rights appertaining to such securities and other assets on behalf of the Fund; (ii) supervise continuously the investment program of the Fund; (iii) arrange, subject to the provisions of
Section 3 hereof, for the purchase and sale of securities and other assets held in the investment portfolio of the Fund and the financing thereof; (iv) except to the extent administered by the General Partner of the Fund in accordance by the Partnership Agreement, arrange for the administration of all other affairs of the Fund and its Investment Affiliates and, in this regard, provide supervision of third parties engaged in such administration; (v) maintain all of the Fund's books and records other than those maintained by the General Partner in accordance with the Partnership Agreement or by a third party administrator, transfer agent, custodian or accountant; and (vi) provide the Fund with adequate office space and all necessary office equipment and services.

                  (b) Subject to Section 2(f) hereof, in the performance of its duties under this Agreement, the Advisor shall at all times conform to, and act in

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accordance with, any requirements imposed by (i) the provisions of the
Investment Company Act of 1940, as amended, including any rules or regulations in force thereunder (the "1940 Act") and of the Investment Advisers Act of 1940, as amended, including any Rules or Regulations in force thereunder (collectively, the "Advisers Act"); (ii) any other applicable provision of law;
(iii) the provisions of the Partnership Agreement as amended from time to time;
(iv) the investment objective, policies and restrictions of the Fund as set forth in the Partnership Agreement, as amended from time to time, and any resolutions adopted by requisite approval of the Board of Directors and/or the shareholders of the Fund, and (v) any other policies and determinations of the Board of Directors of the Fund. In addition, the Advisor shall use its best efforts to cause the Fund not to engage in any transaction involving any person known to the Advisor to be subject to Sections 17(a), 17(d) or 17(e) of the 1940 Act with respect to the Fund such that any such person would violate any such provision of the 1940 Act.

                  (c) The Advisor will pay the fees and compensation of the Fund's officers and Directors who are "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of the Fund, except that a majority of the Directors that are not interested persons of the Fund (the "Independent Directors") may approve reimbursement at cost for the compensation of such officers and interested persons or Directors (other than Wesley R. Edens, Robert
I. Kauffman and Randal A. Nardone (together with their successors, collectively, the "Principals") and the assistants of the Principals) allocable to time spent on the legal, accounting and other administrative operations (other than the provision of investment advice) of the Fund. In addition, the Advisor will bear all costs and expenses of the Fund, not expressly stated in the sections below to be borne by the Fund.

                  (d) The Fund agrees to reimburse the Advisor for the ordinary operating expenses of the Fund and the Advisor for compensation (subject to Section 2(c) and in any event other than for the Principals and their assistants), rent and similar overhead expenses, including maintenance of the Fund's offices, in connection with the management and advisory services provided hereunder. In addition, the Fund will bear the expenses related to its activities including, without limitation, the evaluation, acquisition, ownership, sale or financing of any potential Portfolio Investment, taxes, fees of auditors and counsel, expenses of the Board of Directors and annual meetings, insurance, travel, litigation and indemnification expenses, administrative expenses and, subject to the approval of the Board of Directors, any extraordinary expenses. The expenses of the Fund generally described above shall specifically include, without limitation:

                  (i) all costs and expenses, if any, incurred in evaluating, developing, negotiating, structuring, acquiring, owning, financing, disposing of or otherwise dealing with Portfolio Investment whether or not a transaction is consummated, including, without limitation, accounting fees, consulting fees, due diligence expenses, conference expenses, subscriptions to trade and other publications,

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                           brokerage commissions and fees and other investment
                           costs incurred by or on behalf of the Fund, legal fees, travel, transfer taxes, costs related to the registration or qualification for sale of securities and other out of pocket expenses, in each case to the extent not paid for by the issuer of such securities;

                  (ii) without duplication, expenses incurred in connection with out of pocket expenses related to monitoring investments by the Fund, including, without limitation, legal, travel, insurance, accounting, custodial and safekeeping, consulting and auditing expenses;

                  (iii) administrative, legal, custodial, accounting, auditing, banking, professional, consulting and appraisal expenses of the Fund including expenses associated with the preparation of the Fund's reports, financial statements, tax returns and Schedule K 1s;

                  (iv) organizational expenses of the Fund not paid for by a Portfolio Company;

                  (v) taxes and other governmental charges, fees and duties payable by the Fund to federal, state, local and other governmental agencies;

                  (vi) litigation related expenses and premiums for insurance protecting the Fund and any Covered Persons of the Fund from liabilities to third Persons in connection with Fund affairs;

                  (vii) costs and expenses that are classified as extraordinary expenses under generally accepted accounting principles and Damages; and

                  (viii) costs and expenses incurred in connection with winding up and liquidating the Fund

(such expenses, the "Operating Expenses") to the extent any Operating Expenses are paid by the Advisor or any Affiliate thereof from its own funds, as the case may be, and not otherwise reimbursed by any Portfolio Investment; provided, however, that the Fund shall be obligated to reimburse the Advisor or its affiliates, as applicable, only to the extent such Operating Expenses are incurred out-of-pocket by such parties on behalf of the Fund. The amount of Operating Expenses to be borne by the Fund is not subject to any maximum amount. Notwithstanding anything to the contrary, losses incurred on the Fund's investments, whether classified as expenses or otherwise, shall be borne by the Fund.

                  (e) The Advisor shall give the Fund the benefit of its best judgment and effort in rendering services hereunder, but the Advisor shall not be liable for any act or omission or for any loss sustained by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance,

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bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

                  (f) From time to time, one or more of the investment companies or accounts which the Advisor manages or advises may own the same investments as the Fund. Investment decisions for the Fund are made independently from those of such other investment companies or accounts; however, from time to time, the same investment decision may be made for more than one company or account to the extent the same is permitted under and in accordance with the 1940 Act. Subject to the foregoing, when two or more investment companies or accounts managed by the Advisor seek to purchase or sell the same securities, the securities actually purchased or sold will be allocated among the companies and accounts on a good faith equitable basis by the Advisor in its discretion in accordance with the accounts' various investment objectives. In some cases, this system may adversely affect the price or size of the position obtainable for the Fund. In other cases, however, the ability of the Fund to participate in volume transactions may produce better execution for the Fund.

         3. Portfolio Transactions and Brokerage.

         The Advisor shall, for the purchase and sale of the Fund's Portfolio Investments, recommend that the Fund employ such securities brokers and dealers as will, in the reasonable judgment of the Advisor, result in the Fund obtaining the best net results taking into account such factors as price, including dealer spread, the size, type and difficulty of the transaction involved, the firm's general execution and operational facilities and the firm's risk in positioning the securities involved. Consistent with this requirement, the Advisor is authorized to direct the execution of the Fund's portfolio transactions to dealers and brokers furnishing statistical information or research reasonably deemed by the Advisor to be useful or valuable to the performance of its investment advisory functions for the Fund.

         4. Compensation of the Advisor.

         In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the Advisor shall provide to the Fund the services described herein.

         5. Indemnity.

                  (a) The Fund hereby agrees to indemnify the Advisor and each of the Advisor's partners, directors, officers, employees and controlling persons and the partners, directors, officers and employees thereof (including any individual who serves at the Advisor's request as a director, officer, partner, trustee or the like of any of the Fund's Portfolio Investments (each such person being an "indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by

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such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative, regulatory or investigative body or in connection with any arbitration or other dispute resolution proceeding in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth above in this Section 5 with respect to the services provided hereunder or thereafter by reason of his having acted in any such capacity, except with respect to any matter as to which he shall not have acted in good faith in the reasonable belief that his action was in the best interest of the Fund or, in the case of any criminal proceeding, as to which he shall have had reasonable cause to believe that the conduct was unlawful; provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance (which shall include the conviction of any of its senior officers of a felony), (ii) bad faith (including fraud), (iii) gross negligence, (iv) reckless disregard of the duties involved in the conduct of his position, (v) the material breach by the Advisor of this Agreement or (vi) the payment to or receipt by the Advisor or its affiliates of benefits in violation of this Agreement (the conduct referred to in such clauses (i) through (vi) being sometimes referred to herein as "disabling conduct"). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee was authorized by a majority of the Directors and a majority of the Independent Directors.

                  (b) Notwithstanding the foregoing and subject to Section 5(c), no indemnification shall be made hereunder unless there has been a determination
(i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder, or
(ii) in the absence of such a decision, by (A) a majority vote of a quorum of those Independent Directors who are not parties to the proceeding ("Independent Non-Party Directors") that the indemnitee is entitled to indemnification hereunder, or (B) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations that advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with Section 5(c) hereof.

                  (c) The Fund shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder (i) if the Fund receives a written affirmation by the indemnitee of the indemnitee's good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Fund, unless it is subsequently determined that he is entitled to such indemnification, and (ii) if a majority of the Directors and a majority of the Independent Directors determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide

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adequate security for his undertaking, (ii) the Fund shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Independent Non-Party Directors, or if a majority vote of such quorum so directs, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

                  (d) The rights accruing to any indemnitee under these provisions shall not exclude any other right to which he may be lawfully entitled.

         6. Duration, Termination and Amendment.

                  (a) This Agreement shall become effective on the later of (i) the date it is approved by the Partners of the Fund or (ii) the date first written above and shall continue in effect for an initial period of two years and thereafter from year to year, but only so long as such continuation is specifically approved at least annually at a meeting of the Directors in accordance with the requirements of the 1940 Act.

                  (b) This Agreement (i) may be terminated by the Advisor at any time without penalty upon giving the Fund forty-five (45) days' prior written notice (which notice may be waived by a majority of the Directors including a majority of the Independent Directors) if the Fund is in breach of this Agreement in any material respect and (ii) may be terminated on behalf of the Fund at any time without penalty upon giving the Advisor sixty (60) days' prior written notice (which notice may be waived by the Advisor) by the vote of a majority of the Directors or by the vote of the holders of a "majority of the voting securities" (as defined in the 1940 Act) of the Fund at the time outstanding and entitled to vote. This Agreement shall terminate automatically in the event of its assignment (as "assignment" is defined in the 1940 Act). Termination shall not affect any rights either party may have against the other hereunder as of the date of such termination.

                  (c) Any amendment to this Agreement (including any increase in the compensation payable to the Advisor hereunder) must be approved in accordance with the requirements of the 1940 Act and by a majority of the Independent Directors.

         7. Notices.

         Any notice under this Agreement shall be in writing and shall be delivered to the other party by hand or registered or certified mail, return receipt requested, at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the third day after the postmark if such notice is mailed first class postage prepaid.

         8. Governing Law.

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         This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and the New York Civil Practice Laws and Rules 327(b).




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         IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers as of the day and the year first above written.



                                          RIC COINVESTMENT FUND LP

                                          By: RIC COINVESTMENT FUND GP LLC


                                          By:
                                              ----------------------------------
                                              Name:  Randal A. Nardone
                                              Title: Chief Operating Officer and
                                                     Secretary


                                          FIG ADVISORS LLC
                                          By: Fortress Investment Group LLC,
                                                 as managing member


                                          By:
                                              ----------------------------------
                                              Name:  Randal A. Nardone
                                              Title: Chief Operating Officer and
                                                     Secretary